                                                                    Exhibit 12.1

                        BIG FLOWER PRESS HOLDINGS, INC.

 COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK
                                   DIVIDENDS

                                                                                             BIG FLOWER PRESS
                                                                                  --------------------------------------
                                                                                   YEAR ENDED   YEAR ENDED   YEAR ENDED
                                                                                    12/31/98     12/31/97     12/31/96
                                                                                  ------------  -----------  -----------
                                                                                          (DOLLARS IN THOUSANDS)
FIXED CHARGES AND PREFERRED DIVIDENDS:
Interest expense................................................................   $   56,458    $  40,380    $  36,165
Amortization of deferred financing costs........................................        1,728        1,660        1,802
Capitalized interest............................................................        1,430        1,463          168
Interest component of rent expense..............................................       14,558       11,169       10,897
Preferred dividends of a subsidiary.............................................       --           --           --
                                                                                  ------------  -----------  -----------
Total fixed charges and preferred dividends.....................................       74,174       54,672       49,032
Less: Capitalized interest......................................................        1,430        1,463          168
                                                                                  ------------  -----------  -----------
Adjusted fixed charges and preferred dividends..................................   $   72,744    $  53,209    $  48,864
                                                                                  ------------  -----------  -----------
                                                                                  ------------  -----------  -----------
EARNINGS:
Income (loss) before income taxes and extraordinary items.......................   $   77,598    $ (10,330)   $   4,998
Adjusted fixed charges and preferred dividends..................................       72,744       53,209       48,864
                                                                                  ------------  -----------  -----------
Adjusted earnings...............................................................   $  150,342    $  42,879    $  53,862
                                                                                  ------------  -----------  -----------
                                                                                  ------------  -----------  -----------
Ratio of earnings to combined fixed charges and preferred dividends.............          2.1          0.8          1.1
                                                                                  ------------  -----------  -----------
                                                                                  ------------  -----------  -----------


                                                                                  SIX MONTHS                323 DAYS
                                                                                     ENDED     YEAR ENDED     ENDED
                                                                                   12/31/95      6/30/95     6/30/94
                                                                                  -----------  -----------  ---------

FIXED CHARGES AND PREFERRED DIVIDENDS:
Interest expense................................................................   $  19,076    $  37,452   $  19,735
Amortization of deferred financing costs........................................       1,594        3,437       1,936
Capitalized interest............................................................      --              295         260
Interest component of rent expense..............................................       5,694        9,414       5,138
Preferred dividends of a subsidiary.............................................       1,068        2,444       1,913
                                                                                  -----------  -----------  ---------
Total fixed charges and preferred dividends.....................................      27,432       53,042      28,982
Less: Capitalized interest......................................................      --              295         260
                                                                                  -----------  -----------  ---------
Adjusted fixed charges and preferred dividends..................................   $  27,432    $  52,747   $  28,722
                                                                                  -----------  -----------  ---------
                                                                                  -----------  -----------  ---------
EARNINGS:
Income (loss) before income taxes and extraordinary items.......................   $  12,694    $   5,268   $    (549)
Adjusted fixed charges and preferred dividends..................................      27,432       52,747      28,722
                                                                                  -----------  -----------  ---------
Adjusted earnings...............................................................   $  40,126    $  58,015   $  28,173
                                                                                  -----------  -----------  ---------
                                                                                  -----------  -----------  ---------
Ratio of earnings to combined fixed charges and preferred dividends.............         1.5          1.1         1.0
                                                                                  -----------  -----------  ---------
                                                                                  -----------  -----------  ---------